CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                             MICREL, INCORPORATED,
                            a California Corporation
                        ________________________________


              The undersigned, Raymond D. Zinn and Warren H. Muller, hereby certify that:

              ONE:       They are the duly elected and acting President,
Chief Executive Officer and Director, and Vice President, Chief
Technology Officer, Secretary and Director, respectively, of
Micrel, Incorporated, a California corporation (the
"Corporation").

              TWO:       The Articles of Incorporation of the Corporation
shall be amended as follows:

              Section 3.1 of Article III shall be amended to read in its entirety as follows:

              3.1. Authorized Capital Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Two hundred fifty-five million (255,000,000) shares. Two hundred fifty million (250,000,000) shares shall be Common
Stock, no par value, and five million (5,000,000) shares shall be Preferred Stock, no par value.

                     FOUR:        The foregoing amendment of Articles of
Incorporation has been duly approved by the Board of Directors of the Corporation.

                     FIVE:       The foregoing amendment of Articles of
Incorporation was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections
902 and 903 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 41,829,128 shares of Common Stock.
The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required, such required voting being a majority of the outstanding shares of Common Stock.


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

                     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Articles of Incorporation this 25th day of May, 2000.



                                                  /S/ Raymond D. Zinn
                                                ________________________________
                                                      Raymond D. Zinn,
                                                  President, Chief Executive
                                                  Officer and Director



                                                  /S/ Warren H. Muller
                                                ________________________________
                                                      Warren H. Muller,
                                                     Vice President, Chief
                                                     Technology Officer,
                                                     Secretary and Director


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

                     The undersigned certifies under penalty of perjury that he has read the foregoing Certificate of Amendment of Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

                     Executed at San Jose, California, on May 25th, 2000.



                                                   /S/ Warren H. Muller
                                           ________________________________
                                                      Warren H. Muller,
                                                   Vice President, Chief
                                                    Technology Officer,
                                                   Secretary and Director